EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We consent to the use in this Amendment No. 7 to Registration Statement (No. 333-130945) on Form S-11 of our report dated January 10, 2006 (April 21, 2006 as to Notes 4 and 5) relating to the consolidated balance sheet of NNN Apartment REIT, Inc. and subsidiary as of January 10, 2006 (date of inception) appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
July 17, 2006